EXHIBIT 99.1

IMMEDIATE RELEASE

QUAINT OAK BANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND

Southampton, Pa., July 14, 2016 – Quaint Oak Bancorp, Inc. (OTCQX: QNTO) (the "Company"), the holding company for Quaint Oak Bank, announced today that its Board of Directors at their meeting on July 13, 2016, declared a quarterly cash dividend of $0.04 per share on the common stock of the Company payable on August 8, 2016, to the shareholders of record at the close of business on July 25, 2016.

Quaint Oak Bancorp, Inc. is the holding company for Quaint Oak Bank. Founded in 1926 and celebrating its 90th Anniversary, Quaint Oak Bank is a Pennsylvania-chartered stock savings bank headquartered in Southampton, Pennsylvania and conducts business through its two regional offices located in the Delaware Valley and Lehigh Valley markets in Pennsylvania.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Contact:
Quaint Oak Bancorp, Inc. Robert T. Strong, President and Chief Executive Officer (215) 364-4059